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                                                                  EXHIBIT (g)(i)

                AMENDED AND RESTATED CUSTODIAN SERVICES AGREEMENT
                              TERMS AND CONDITIONS

         This Agreement is made, as of September 25, 2003, separately by and between each of Schwab Capital Trust, Schwab Investments, The Charles Schwab Family of Funds and Schwab Annuity Portfolios (each a "Fund") and PFPC Trust Company ("PFPC Trust").

         Each Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act"), as amended, unless otherwise set forth on the signature page hereof.

         Each Fund wishes to retain PFPC Trust to provide custody services to its investment portfolios listed on Schedule A, as attached hereto (each a "Portfolio"), and PFPC Trust wishes to furnish such services as more fully described herein.

         In consideration of the promises and mutual covenants herein contained, each separate Fund and PFPC Trust agree as follows:

         1. Definitions.

                  (a) "Authorized Person". The term "Authorized Person" shall mean any person authorized by a Fund to give Oral or Written Instructions with respect to such Fund. Such persons are listed on the Authorized Persons Appendix which is attached hereto as Schedule B (as the same may be revised by a particular Fund with respect to the Authorized Persons applicable to it upon reasonable prior notice to PFPC Trust from time to time).

                  (b) "Book-Entry System". The term "Book-Entry System" means Federal Reserve Treasury book-entry system for United States and federal agency securities, its successor or successors, and its nominee or nominees and any book-entry system or clearing agency registered with the SEC under the 1934 Act.


                                      -1-
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                  (c) "CFTC". The term "CFTC" shall mean the Commodities Futures
Trading Commission.

                  (d) "Governing Board". The term "Governing Board" shall mean a particular Fund's Board of Directors if the Fund is a corporation or a particular Fund's Board of Trustees if the Fund is a trust, or, where duly authorized, a competent committee thereof. If a Fund is a limited partnership, the term "Governing Board" shall mean such Fund's general partner.

                  (e) "Oral Instructions". The term "Oral Instructions" shall mean oral or e-mail instructions received by PFPC Trust from an Authorized Person (or from a person reasonably believed by PFPC Trust to be an Authorized Person listed on the then current Authorized Persons Appendix). For the benefit of PFPC Trust, any e-mail communication sent to PFPC Trust shall be sent to all of the persons listed on Schedule C hereto (as such Schedule C may be changed by PFPC Trust upon notice to the Funds), and PFPC Trust shall not be obligated to consider an e-mail instruction that is not sent to all of such persons to be an Oral Instruction under this Agreement.

                  (f) "SEC". The term "SEC" shall mean the Securities and Exchange Commission.

                  (g) "Securities and Commodities Laws". The terms the "1933 Act" shall mean the Securities Act of 1933, the "1934 Act" shall mean the Securities Exchange Act of 1934, the "1940 Act" shall mean the Investment Company Act of 1940, as amended, and the "CEA" shall mean the Commodities Exchange Act, as amended. The 1933 Act, the 1934 Act, the 1940 Act and CEA shall together be the "Securities and Commodities Laws."

                  (h) "Shares". The term "Shares" shall mean the units of beneficial interest of any Portfolio or class of a Fund.

                  (i) "Property". The term "Property" shall mean:


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                       (i)  any and all securities and other investment items
                            which a Portfolio may from time to time deposit, or cause to be deposited, with PFPC Trust hereunder or which PFPC Trust may from time to time maintain hereunder with respect to a Portfolio;

                       (ii) all income in respect of any of such securities or
                            other investment items;

                       (iii) all proceeds of the sale of any of such securities
                            or other investment items; and

                       (iv) all proceeds of the sale of securities issued by a
                            Portfolio, which are received by PFPC Trust from time to time, from or on behalf of the Portfolio.

                  (j) "Written Instructions". The term "Written Instructions" shall mean (i) written trade instructions signed by two Authorized Persons (or two persons reasonably believed by PFPC Trust to be Authorized Persons listed on the then current Authorized Persons Appendix) and received by PFPC Trust or (ii) electronic trade instructions transmitted by means of an electronic transaction reporting system which requires the use of a password or other authorized identifier in order to gain access or (iii) written instructions (other then trade instructions) signed by one Authorized Person (or a person reasonably believed by PFPC Trust to be an Authorized Person listed on the then current Authorized Persons Appendix) and received by PFPC Trust. The instructions may be delivered electronically (for clarity, e-mail instructions are governed by Section 1(e) of the Agreement) or by hand, mail or facsimile sending device.

         2. Appointment. Each Fund hereby appoints PFPC Trust to provide custodian services to each of its Portfolios listed in Schedule A hereto, and PFPC Trust accepts such appointment and agrees to furnish such services pursuant to and in accordance with the terms hereof.


                                      -3-
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         3. Delivery of Documents. Each Fund has provided or, where applicable, will provide PFPC Trust with the following:

                  (a) if requested by PFPC Trust, certified or authenticated copies of the resolutions of the Fund's Governing Board, approving the appointment of PFPC Trust or its affiliates to provide services;

                  (b) a copy of the Fund's most recent effective registration statement;

                  (c)  a copy of the Fund's advisory agreement or agreements;

                  (d) a copy of the Fund's distribution agreement or agreements;

                  (e) a copy of the Fund's administration agreements if PFPC Trust or an affiliate thereof is not providing the Fund with such services;

                  (f) copies of any shareholder servicing agreements made in respect of the Fund; and

                  (g) certified or authenticated copies of any and all amendments or supplements to the foregoing.

         4. Compliance with Government Rules and Regulations. With respect to each respective Fund, PFPC Trust undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, and the CEA and with the requirements of such other laws that are applicable to the duties to be performed by PFPC Trust with respect to such Fund hereunder as are reasonably requested of PFPC by such Fund and as are acceptable to PFPC Trust (such acceptance by PFPC Trust not to be unreasonably withheld). Except as stated herein, PFPC Trust assumes no responsibility for compliance by a Fund or any other entity with respect to any requirements applicable to the Fund or any other entity.


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         5. Instructions. Unless otherwise provided in this Agreement, PFPC
Trust shall act only upon Oral or Written Instructions. PFPC Trust shall be entitled to rely upon any Oral or Written Instructions it receives from an Authorized Persons (or from a person reasonably believed by PFPC Trust to be an Authorized Person listed on the then current Authorized Persons Appendix). PFPC Trust may assume that any Oral or Written Instructions received hereunder are not in any way inconsistent with the provisions of governing documents of a Fund or this Agreement or of any vote, resolution or proceeding relating to a Fund or the assets maintained hereunder.

         Each Fund agrees to forward to PFPC Trust Written Instructions confirming Oral Instructions so that PFPC Trust receives the Written Instructions by the close of business on the same day that such Oral Instructions are received (provided that Oral Instructions transmitted by means of e-mail do not need to be so confirmed). The fact that such confirming Written Instructions are not received by PFPC Trust or differ from the Oral Instructions shall in no way invalidate the transactions or enforceability of the transactions authorized by the Oral Instructions. PFPC Trust shall promptly notify the Fund providing such confirming Written Instructions of any differences between the Oral Instructions and the confirming Written Instructions. Each Fund further agrees that PFPC Trust shall incur no liability to the Fund for relying upon Oral or Written Instructions provided such instructions reasonably appear to have been received from an Authorized Person listed on the then current Authorized Persons Appendix.

         6. Right to Receive Advice.

                  (a) Advice of Counsel. If PFPC Trust shall be in doubt as to any questions of law pertaining to any action it should or should not take, PFPC Trust may (but is not required to) request advice at its own cost from counsel of its own choosing (who may be counsel for any Fund, any

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Fund's advisor or PFPC Trust, at the option of PFPC Trust). If PFPC Trust requests advice with respect to a Fund from counsel for such Fund, it will inform the Fund of that fact.

                  (b) Protection of PFPC Trust. Without limiting PFPC Trust's other protections under this Agreement, PFPC Trust shall be protected in any action it takes or does not take in good faith reliance upon directions, advice or Oral or Written Instructions it receives from a Fund or from counsel for a Fund and which is in compliance with those directions, advice or Oral or Written Instructions.

         Nothing in this Agreement shall be construed so as to impose an obligation upon PFPC Trust to act in accordance with directions, advice or Oral or Written Instructions unless, under the terms of other provisions of this Agreement, the same is a condition of PFPC Trust's properly taking or not taking such action.

         7. Records. The books and records pertaining to a Fund, which are in the possession of PFPC Trust, shall be the property of such Fund. Such books and records shall be prepared and maintained in a manner reasonably requested by the Fund and acceptable to PFPC Trust; provided that if the Fund is an investment company registered under the 1940 Act, such books and records shall, in addition, be prepared and maintained as required by the 1940 Act and other applicable securities laws, rules and regulations. Each Fund, or the Fund's Authorized Persons, shall have access to the books and records pertaining to the Fund (provided the same are in PFPC Trust's possession) at all times during PFPC Trust's normal business hours. Upon the reasonable request of a Fund, copies of any books and records pertaining to the Fund (provided the same are in PFPC Trust's possession) shall be provided by PFPC Trust to the Fund or to an Authorized Person of the Fund, at the Fund's expense; provided that upon termination of this Agreement with respect to any

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Fund or Portfolio, the original records of the Fund (or such Portfolio) shall be delivered to the successor custodian, at the Fund's reasonable expense.
Following termination of this Agreement with respect to a Fund or Portfolio, PFPC Trust may maintain a copy of the records of such Fund or Portfolio at its own expense.

         8. Confidentiality. PFPC Trust shall keep confidential information relating to a Fund which it obtains hereunder, and each Fund shall keep confidential information relating to PFPC Trust which it obtains hereunder. Information to be kept confidential shall include: (a) any data or information that is competitively sensitive material, and not generally known to the public, including, but not limited to, information about product plans, marketing strategies, finances, operations, customer relationships, customer profiles, customer lists, sales estimates, business plans, and internal performance results relating to the past, present or future business activities of a Fund or PFPC Trust; (b) any scientific or technical information, design, process, procedure, formula, or improvement that is commercially valuable and secret in the sense that its confidentiality affords a Fund or PFPC Trust a competitive advantage over its competitors; (c) all confidential or proprietary concepts, documentation, reports, data, specifications, computer software, source code, object code, flow charts, databases, inventions, know-how, and trade secrets, whether or not patentable or copyrightable; and (d) anything designated as confidential. Information shall not be subject to confidentiality obligations under this Agreement if: (a) it is already known to the receiving party at the time it is obtained; (b) it is or becomes publicly known or available through no wrongful act of the receiving party; (c) it is rightfully received from a third party who, to the best of the receiving party's knowledge, is not under a duty of confidentiality; (d) it is released by the protected party to a third party without restriction; (e) it is required to be disclosed by the receiving party pursuant to a requirement of a court order, subpoena, governmental or regulatory agency or law (provided the receiving party will provide the party to which the information relates (i.e., PFPC Trust or a Fund, as applicable) with written notice of such requirement, to the extent such notice is permitted); (f) release of the information is required in connection with the provision of services under this Agreement; (g) it is relevant to the defense of any claim or cause of action asserted against the receiving party; or (h) it has been or is independently developed or obtained by the receiving party.

         PFPC Trust will not gather, store, or use any Customer Information (as defined below), and will not disclose, distribute, sell, share, rent or otherwise transfer any Customer Information to any third party, except as provided in this Agreement or as PFPC Trust may be directed in advance in writing by a Fund or as required in connection with the provision of services under this Agreement or as permitted or required by applicable law. PFPC Trust represents, covenants, and warrants that PFPC Trust will use Customer Information only in compliance with: (a) this Agreement; (b) any applicable Fund or Schwab privacy policies provided to PFPC Trust and accepted by PFPC Trust; and (c) all applicable laws, policies and regulations (including but not limited to applicable laws, policies and regulations related to spamming, privacy, and consumer protection). As soon as PFPC Trust no longer needs to retain such Customer Information in order to perform its duties under this Agreement, PFPC Trust will upon request promptly return or (if so instructed by a Fund in writing) destroy all originals and copies of such Customer Information, except to the extent PFPC Trust is prohibited by law from doing so. "Customer Information" means all intentionally or unintentionally disclosed non-public personal information, however collected, including without limitation, through "cookies", Web bugs or non-electronic means, pertaining to or identifiable to a Customer (as defined below), including without limitation: (a) name, address, e-mail address, passwords, personal

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financial information, personal preferences, demographic data, marketing data, data about securities transactions, credit data, or any other identification data; (b) any information that reflects use of or interactions with a Schwab Service (as defined below), including but not limited to, information concerning computer search paths, any profiles created, or general usage data; or (c) any data otherwise submitted in the process of registering for, or during the course of using, a Schwab Service. "Customer" means any individual (a) customer, (b) prospect, or (c) subscriber or user of any Schwab Service. "Schwab Service" means any service that Charles Schwab & Co., Inc. and its affiliates make available to their Customers through Web sites, desktops, e-mail, wireless devices, or from any other communications channel or other medium developed, owned, licensed, operated, hosted, or otherwise controlled by or on behalf of Charles Schwab & Co., Inc. and its affiliates.

         9. Cooperation with Accountants. PFPC Trust shall cooperate with each Fund's independent public accountants, and shall take all reasonable action in the performance of its obligations under this Agreement, to ensure that the necessary information is made available to such accountants for the expression of their opinion with respect to the assets maintained hereunder, as required by a Fund.

         10. Disaster Recovery. PFPC Trust shall enter into and shall maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available. In the event of equipment failures, PFPC Trust shall, at no additional expense to a Fund, take steps to minimize service interruptions with respect to the accounts and the assets maintained hereunder with respect to such Fund.

         11. Compensation. The fees for services rendered by PFPC Trust during the term of this


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Agreement with respect to a particular Fund are set forth in the fee letter between the Fund and PFPC Trust in effect on the date hereof (and to the extent necessary such fee letters are hereby amended to relate to this Agreement), or as the same may be amended from time to time.

         12. Indemnification. Each Fund agrees to indemnify and hold harmless PFPC Trust from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, reasonable attorney's fees and disbursements) (collectively, "Losses") arising (A) from any action which PFPC Trust takes or does not take (i) at the request or on the direction of or in reliance on the advice of a Fund or (ii) upon Oral or Written Instructions or
(B) in connection with the provision of services to a Fund. Notwithstanding the above, PFPC Trust shall not be indemnified and held harmless by a Fund against Losses to the extent (and only to the extent) that such Losses arise out of PFPC Trust's (i) breach of its duties and obligations with respect to such Fund under this Agreement; (ii) willful misfeasance with respect to such Fund under this Agreement; (iii) bad faith with respect to such Fund under this Agreement; or
(iv) negligence with respect to such Fund under this Agreement.

         PFPC Trust will indemnify and hold harmless a Fund from all Losses incurred by such Fund to the extent (and only to the extent) that such Losses arise out of PFPC Trust's (i) breach of its duties and obligations with respect to such Fund under this Agreement; (ii) willful misfeasance with respect to such Fund under this Agreement; (iii) bad faith with respect to such Fund under this Agreement; or (iv) negligence with respect to such Fund under this Agreement.

         The provisions of this Section 12 shall survive termination of this Agreement with respect to any Fund.

         13. Responsibility of PFPC Trust. PFPC Trust shall be under no duty to take any action


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on behalf of a Fund except as stated herein or as may be agreed to by PFPC
Trust, in writing. PFPC Trust shall be obligated to exercise reasonable care and reasonable diligence in the performance of its duties and obligations hereunder and to act in good faith in performing services provided for under this Agreement. For purposes of indemnification under Section 12 of this Agreement, the standards set forth in the prior sentence will be used as the measurement of whether PFPC Trust's performance is in breach of its duties and obligations with respect to a Fund under this Agreement.

         For all purposes under this Agreement, reasonableness shall be determined under the facts and circumstances prevailing in the particular market where performance is rendered.

         PFPC Trust, in connection with its duties under this Agreement, shall not be under any duty or obligation to inquire into and shall not be liable for the validity or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement, and which PFPC Trust reasonably believes to be genuine. Notwithstanding anything in this Agreement to the contrary, PFPC Trust shall not be liable for any Losses, delays or errors or loss of data occurring by reason of circumstances beyond PFPC Trust's reasonable control, including without limitation acts of civil or military authority, national emergencies, labor difficulties, fire, flood or catastrophe, acts of God, acts of terrorism, insurrection, war, riots or failure of the mails, transportation, communication or power supply. For clarity, the immediately preceding sentence shall not obviate PFPC Trust's duties under Section 10 of this Agreement.

         Notwithstanding anything in this Agreement to the contrary, neither PFPC Trust nor its affiliates shall be liable to any Fund for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by PFPC Trust or its affiliates.


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

Notwithstanding anything in this Agreement to the contrary, no Fund nor any of its affiliates shall be liable to PFPC Trust for any consequential, special or indirect losses or damages, whether or not the likelihood of such losses or damages was known by the Fund or its affiliates.

         Notwithstanding anything herein to the contrary (other than as specifically provided in Section 14(h)(ii)(B)(4) and Section 14(h)(iii)(A) of this Agreement), each Fund shall be responsible for all filings, tax returns and reports with respect to its Property or any transactions or collections undertaken pursuant to this Agreement with respect to such Fund, which may be requested by any relevant authority. In addition, each Fund shall be responsible for the payment of all taxes and similar items (including without limitation penalties and interest related thereto) relating to that Fund.

         14. Description of Services.

                  (a) Delivery of the Property. Each Fund will deliver or arrange for delivery to PFPC Trust, all the Property to be maintained with respect to its Portfolios hereunder, during the period that is set forth in this Agreement. PFPC Trust will not be responsible for any assets until actual receipt.

                  (b) Receipt and Disbursement of Money. PFPC Trust, acting upon Written Instructions, shall (subject to the terms of this Agreement) open and maintain a separate custody account in the name of each Portfolio or, with respect to a Portfolio denoted with an "*" on Schedule A hereto, in the name of such separate sub-advised accounts of such Portfolio as the applicable Fund may inform PFPC Trust from time to time by means of a Written Instruction (each such separate custody account is defined in this Agreement as an "Account").

         PFPC Trust shall make cash payments from or for an Account only for:


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                           (i)      purchases of securities in the name of such
                                    Account (or the name of the Portfolio to which such Account relates) or PFPC Trust or PFPC Trust's nominee or a sub-custodian or a sub-sub-custodian or nominee thereof as provided in sub-paragraph j;

                           (ii) purchase or redemption of shares of the Portfolio to which such Account relates which are delivered to PFPC Trust;

                           (iii) payment of, subject to receipt of Written Instructions, interest, taxes (provided that tax which PFPC Trust considers is required to be deducted or withheld "at source" will be governed by Section 14(h)(iii)(B) of this Agreement), administration, accounting, distribution, advisory, management fees or similar expenses which are to be borne by such Account (or the Portfolio to which such Account relates);

                           (iv) payment to, subject to receipt of Written Instructions, the transfer agent for the Portfolio to which such Account relates, as agent for the shareholders, an amount equal to the amount of dividends and distributions stated in the Written Instructions to be distributed in cash by the transfer agent to shareholders, or, in lieu of paying the transfer agent, PFPC Trust may arrange for the direct payment of cash dividends and distributions to shareholders in accordance with procedures mutually agreed upon from time to time by and among the applicable Fund, PFPC Trust and the transfer agent;


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

                           (v)      payments, upon receipt of Written
                                    Instructions, in connection with the
                                    conversion, exchange or surrender of
                                    securities held by or delivered to PFPC
                                    Trust with respect to such Account hereunder
                                    (except that transactions of a mandatory or involuntary nature may be processed by PFPC Trust without Written Instructions);

                           (vi) payments of the amounts of dividends received with respect to securities sold short;

                           (vii)    payments made to a sub-custodian or
                                    sub-sub-custodian pursuant to Section 14(c) of this Agreement; and

                           (viii)   payments, upon receipt of Written
                                    Instructions, made for other purposes. PFPC
                                    Trust is hereby authorized to endorse and collect all checks, drafts or other orders for the payment of money received as custodian for a Portfolio.

                  (c) Receipt of Securities.

                           (i) Segregation. PFPC Trust shall segregate all securities received by it for a particular Account hereunder from securities of any other persons, firms or corporations. All such securities shall be held or disposed of only upon Written Instructions or otherwise pursuant to the terms of this Agreement. PFPC Trust shall have no power or authority to assign, hypothecate, pledge or otherwise dispose of any such securities or investment, except upon the express terms of this Agreement or upon Written

                                    Instructions, authorizing the transaction.
                                    In no case may any member of a Fund's Board of Trustees, or any officer, employee or agent of the Fund withdraw any securities maintained with respect to a Portfolio of that Fund.

                           (ii) Domestic Sub-custodians. At PFPC Trust's own expense, PFPC Trust may retain any bank (as defined in Section 2(a)(5) of the 1940 Act and which meets the requirements of a custodian under Section 17(f) of the 1940 Act and the rules and regulations thereunder) to act as sub-custodian with respect to domestic assets maintained hereunder. Any such sub-custodian shall have an aggregate capital, surplus and undivided profits, according to its last published report, of at least one million dollars ($1,000,000) if it is a subsidiary or affiliate of PFPC Trust, or at least twenty million dollars ($20,000,000) if such sub-custodian is not a subsidiary or affiliate of PFPC Trust. In addition, any such sub-custodian must agree to comply with the relevant provisions of the 1940 Act and other applicable laws, rules and regulations referenced in Section 4 hereof.

                           (iii) Foreign Sub-Custodians. PFPC Trust may at any time and from time to time enter into arrangements with sub-custodians with respect to services regarding foreign assets maintained hereunder. Any such arrangement will be entered into only with prior notice to the applicable Fund or as otherwise provided in the 1940 Act (e.g., pursuant to Rule 17f-5). In addition, any sub-custodian may engage another entity to act as sub-sub-custodian for purposes of holding the assets maintained hereunder. The sub-sub-custodians through which a Fund's foreign assets may be maintained are solely those set forth on Schedule D hereto (as the same may be amended as set forth in Section 17 of this Agreement). Each Fund agrees that it cannot maintain foreign assets through any sub-sub-custodian or in any jurisdiction other than as set forth in Schedule D hereto (as the same may be amended as set forth in Section 17 of this Agreement).

                           (iv) Responsibility for Domestic and Foreign Sub-Custodians. PFPC Trust shall be fully responsible for the actions or inactions of any bank chosen by PFPC Trust as a sub-custodian pursuant to Section 14(c)(ii) of this Agreement with respect to the Funds' domestic assets and any sub-custodian chosen by PFPC Trust pursuant to Section 14(c)(iii) of this Agreement with respect to the Funds' foreign assets as well as any sub-sub-custodian engaged by such a sub-custodian with respect to the Funds' foreign assets (provided such sub-sub-custodian is listed on Schedule D hereto (as the same may be amended as set forth in Section 17 of this Agreement))to the same extent that PFPC

                                    Trust would be liable to a particular Fund hereunder if such actions or inactions were its own hereunder (including for purposes of indemnification under Section 12 of this Agreement). Notwithstanding anything herein or otherwise to the contrary, (i) no depository, clearing agency or system, book-entry system, settlement system or other similar entity, and no transfer agent or registrar for uncertificated securities, shall be considered a sub-custodian or sub-sub-custodian, (ii) PFPC Trust shall have no liability for any action or inaction of or for any event relating to any of the foregoing entities and (iii) assets maintained at any of the foregoing entities shall be subject to and may be maintained in accordance with the rules, terms, conditions and procedures applicable to use of such entity.

                  (d) Transactions Requiring Instructions. Upon receipt of Oral or Written Instructions and not otherwise (unless such an event described in sub-clause (iii), (iv), (v) or (ix) of this sub-section (d) is of a mandatory or involuntary nature, in which case PFPC Trust may handle such event without Written Instructions), PFPC Trust shall (provided PFPC Trust has received such Oral or Written Instructions within such timeframes as PFPC Trust may designate from time to time, which timeframes shall be reasonable based upon the standards in the market where performance is rendered):

                           (i) deliver any assets maintained hereunder against the receipt of payment for the sale of such assets or otherwise in accordance with prevailing market practice;

                           (ii) execute and deliver to such persons as may be designated in such Oral or Written Instructions, proxies, consents, authorizations, and any other instruments actually received by PFPC Trust hereunder whereby the authority of a particular Portfolio as owner of any securities maintained in a particular Account of such Portfolio hereunder may be exercised;

                           (iii) deliver any securities maintained hereunder to the issuer thereof, or its agent, when such securities are called, redeemed, retired or otherwise become payable; provided that, in any such case, the cash or other consideration is to be delivered to PFPC Trust;

                           (iv) deliver any securities maintained hereunder against receipt of other securities or cash issued or paid in connection with the liquidation, reorganization, refinancing, tender offer, merger, consolidation or recapitalization of any corporation, or the exercise of any conversion privilege;

                           (v) deliver any securities maintained hereunder to any protective committee, reorganization committee or other person in connection with the reorganization, refinancing, merger, consolidation, recapitalization or sale of assets of any corporation, and receive and hold under the terms of this Agreement such certificates of deposit, interim receipts or other instruments or documents as may be issued to it to evidence such delivery;

                           (vi) make such transfer or exchanges of the assets maintained with respect to a particular Portfolio hereunder and take such other steps as shall be stated in said Oral or Written Instructions to be for the purpose of effectuating a duly authorized plan of liquidation, reorganization, merger, consolidation or recapitalization of such Portfolio;

                           (vii) release assets maintained in a particular Account hereunder to any bank or trust company for the purpose of a pledge or hypothecation to secure any loan incurred with respect to that Account; provided, however, that assets shall be released only upon payment to PFPC Trust of the monies borrowed, except that in cases where additional collateral is required to secure a borrowing already made subject to proper prior authorization, further assets may be released for that purpose; and repay such loan upon redelivery to PFPC Trust of the securities pledged or hypothecated therefor and upon surrender of the note or notes evidencing the loan;

                           (viii) release and deliver securities maintained in a particular Account hereunder in connection with any repurchase agreement entered into with respect to that Account, but only on receipt of payment therefor; and pay out monies maintained in a particular Account hereunder in connection with a repurchase agreement entered into with respect to that Account, but only upon the delivery of the securities;

                           (ix) release and deliver or exchange assets maintained hereunder in connection with any conversion of such assets, pursuant to their terms, into other assets;

                           (x) release and deliver assets to a broker in connection with the broker's custody of margin collateral relating to futures and options or other transactions;

                           (xi) release and deliver assets maintained in a particular Account hereunder for the purpose of redeeming in kind Shares of the Portfolio to which such Account relates, upon delivery thereof to PFPC Trust; and

                           (xii) release and deliver or exchange assets maintained hereunder for other purposes.

                  (e) Use of Book-Entry System. PFPC Trust is authorized and instructed, on a continuous and on-going basis with respect to each of the Funds, to deposit in the Book-Entry System all securities maintained hereunder eligible for deposit therein and to utilize the Book-Entry System to the extent possible in connection with settlements of purchases and sales of securities, and deliveries and returns of securities loaned, subject to repurchase agreements or used as collateral in connection with borrowings. PFPC Trust shall continue to perform such duties until it receives Written or Oral Instructions authorizing contrary actions(s).

         To administer the Book-Entry System properly, the following provisions shall apply:

                           (i) With respect to securities which are maintained in the Book-Entry System, the records of PFPC Trust shall identify by book-entry or otherwise the Accounts to which such securities relate. PFPC Trust shall furnish each Fund a detailed statement of the Property held in each of the Fund's Accounts at least monthly and from time to time and upon written request.

                           (ii) Securities and any cash of the Portfolios which are maintained hereunder and which are deposited in the Book-Entry System will at all times be segregated from any assets and cash controlled by PFPC Trust in other than a fiduciary or custodian capacity but may be commingled with other assets held in such capacities.

                           (iii) All books and records maintained by PFPC Trust which relate to the maintenance of a particular Fund's Property in the Book-Entry System will at all times during PFPC Trust's regular business hours be open to the inspection of such Fund's duly authorized employees or agents, and the Fund will be furnished with all information in respect of the services rendered to it hereunder as it may require.

                           (iv) PFPC Trust will provide each Fund with copies of any report obtained by PFPC Trust on the system of internal accounting control of the Book-Entry System promptly after receipt of such a report by PFPC Trust. PFPC Trust will also provide a Fund with such reports on its own system of internal control as the Fund may reasonably request from time to time.

                  (f) Registration of Securities. All securities maintained hereunder which are issued or issuable only in bearer form, except such securities held in the Book-Entry System or another depository, shall be held by PFPC Trust in bearer form; all other securities maintained hereunder may be registered in the name of PFPC Trust; the Book-Entry System; a depository; a sub-custodian; or a sub-sub-custodian; or any duly appointed nominee(s) of PFPC Trust, Book-Entry System, depository, sub-custodian or sub-sub-custodian. Each Fund reserves the right to instruct PFPC Trust as to the method of registration and safekeeping of its securities maintained hereunder. Each Fund agrees to furnish to PFPC Trust appropriate instruments to enable PFPC Trust to hold or deliver in proper form for transfer, or to register in the name of PFPC Trust's nominee or in the name of the Book-Entry System or in the name of another appropriate entity, any securities of the Fund which PFPC Trust may maintain hereunder.

                  (g) Voting and Other Action.

                           (i) PFPC Trust, directly or through the use of another entity, shall execute in blank and promptly deliver all notices (other than notices relating to class actions or similar matters), proxies, and proxy soliciting materials which are received by PFPC Trust as custodian hereunder with respect to a particular security maintained hereunder to the registered holder of such security. If the registered owner is not the particular Portfolio for which the security is maintained, then Written or Oral Instructions must designate the person to whom such notice, proxy or proxy soliciting material is to be sent.

                           (ii) Neither PFPC Trust nor its nominee shall vote any of the securities held pursuant to this Agreement, except in accordance with Written Instructions (provided PFPC Trust has received such Written Instructions within such timeframes as PFPC Trust may designate from time to time, which timeframes shall be reasonable based on the standards in the market where performance is rendered).

                           (iii) PFPC Trust shall promptly deliver all notices relating to class actions or similar matters which are received by PFPC Trust as custodian hereunder with respect to a particular security maintained hereunder to the registered holder of such security. If the registered owner is not the particular Portfolio for which the security is maintained, then Written or Oral Instructions must designate the person to whom such notice is to be sent. Notwithstanding anything in this Agreement to the contrary, PFPC Trust will not be under a duty to respond to any class actions or similar matters.

                  (h) Transactions Not Requiring Instructions. In the absence of contrary Written Instructions, PFPC Trust is authorized to take the following actions:

                           (i)      Collection of Income and Other Payments.

                                    (A)  collect and receive all income,
                                         dividends, distributions, coupons,
                                         option premiums, other payments and
                                         similar items, included or to be
                                         included in the Property maintained in
                                         a particular Account hereunder, and, in
                                         addition, promptly
                                         advise the Portfolio to which such
                                         Account relates of such receipt and
                                         credit such income to such Account;

                                    (B)  endorse and deposit for collection, in
                                         the name of the applicable Portfolio,
                                         checks, drafts, or other orders for the
                                         payment of money;

                                    (C)  receive and maintain in a particular
                                         Account hereunder all securities
                                         received as a distribution on the
                                         portfolio securities maintained in such
                                         Account as a result of a stock
                                         dividend, share split-up or
                                         reorganization, recapitalization,
                                         readjustment or other rearrangement or
                                         distribution of rights or similar
                                         securities issued with respect to such
                                         portfolio securities;

                                    (D)  present for payment and collect the
                                         amount payable upon all securities
                                         maintained in a particular Account
                                         hereunder which may mature or which may
                                         on a mandatory or involuntary basis be
                                         called, redeemed, retired or otherwise
                                         become payable on the date such
                                         securities become payable; and

                                    (E)  take any action which may be necessary
                                         and proper in connection with the
                                         collection and receipt of such income
                                         and other payments and the endorsement
                                         for collection of checks, drafts, and
                                         other negotiable instruments.

                           (ii)     Miscellaneous Transactions.

                                    (A)  PFPC Trust is authorized to deliver or
                                         cause to be delivered

                                         Property against payment or other
                                         consideration or written receipt
                                         therefor in the following cases:

                                         (1)  for examination by a broker or
                                              dealer in accordance with street
                                              delivery custom;

                                         (2)  for the exchange of interim
                                              receipts or temporary securities
                                              for definitive securities; and

                                         (3)  for transfer of securities into
                                              the name of a particular Fund or
                                              Portfolio or Account or PFPC Trust
                                              or a sub-custodian or
                                              sub-sub-custodian or a nominee of
                                              one of the foregoing, or for
                                              exchange of securities for a
                                              different number of bonds,
                                              certificates, or other evidence,
                                              representing the same aggregate
                                              face amount or number of units
                                              bearing the same interest rate,
                                              maturity date and call provisions,
                                              if any; provided that, in any such
                                              case, the new securities are to be
                                              delivered to PFPC Trust.

                                    (B)  unless and until PFPC Trust receives
                                         Oral or Written Instructions to the
                                         contrary, PFPC Trust shall:

                                         (1)  pay all income items held by it
                                              hereunder which call for payment
                                              upon presentation and hold the
                                              cash received by it upon such
                                              payment in the applicable Account
                                              hereunder;

                                         (2)  collect interest and cash
                                              dividends received with respect to
                                              the securities maintained
                                              hereunder, with notice to the
                                              applicable Fund;

                                         (3)  hold in the applicable Account
                                              hereunder all stock dividends,
                                              rights and similar securities
                                              issued with respect to any
                                              securities held by PFPC Trust in
                                              such Account; and

                                         (4)  subject to receipt of such
                                              documentation and information as
                                              PFPC Trust may request, execute as
                                              agent on behalf of the applicable
                                              Fund all necessary ownership
                                              certificates required by a
                                              national governmental taxing
                                              authority, inserting the Fund's
                                              name on such certificate as the
                                              owner of the securities covered
                                              thereby, to the extent it may
                                              lawfully do so.

                           (iii)    Other Matters.

                                    (A)  subject to receipt of such
                                         documentation and information as PFPC
                                         Trust may request, PFPC Trust will, in
                                         such jurisdictions in which PFPC Trust
                                         acts as Foreign Custody Manager for a
                                         particular Portfolio, seek to reclaim
                                         or obtain a reduction with respect to
                                         any withholdings or other taxes
                                         relating to assets
                                         of such Portfolio maintained hereunder;
                                         and

                                    (B)  PFPC Trust is authorized to deduct or
                                         withhold any sum in respect of tax
                                         which PFPC Trust considers is required
                                         to be deducted or withheld "at source"
                                         by any relevant law or practice.

                  (i) Segregated Accounts.

                           (i) PFPC Trust shall upon receipt of Written or Oral Instructions establish and maintain a segregated accounts(s) on its records which segregated accounts will relate to a particular Account. Such account(s) may be used to transfer cash and securities, including securities in the Book-Entry System:

                                 (A) for the purposes of compliance a Portfolio with the procedures required by a securities or option exchange; providing that, if the Portfolio is a series of a Fund that is an investment company registered under the 1940 Act, such procedures comply with the 1940 Act and any releases of the SEC relating to the maintenance of segregated accounts by registered investment companies; or

                                 (B) upon receipt of Written Instructions, for other purposes.

                           (ii) PFPC Trust may enter into separate custodial agreements with various futures commission merchants ("FCMs") that a particular

                                    Portfolio (or a particular Portfolio with respect to a particular Account) uses with respect to the assets maintained hereunder ("FCM Agreement"). Pursuant to an FCM Agreement, margin deposits with respect to any transactions involving futures contracts and options on futures contracts will be held by PFPC Trust in accounts ("FCM Account") subject to the disposition by the FCM involved in such contracts and in accordance with applicable SEC rules and the rules of the applicable commodities exchange.

                                    Such FCM Agreements shall only be entered into upon receipt of a request from the applicable Portfolio. Transfers of initial margin shall be made into a FCM Account only upon Written Instructions; transfers of premium and variation margin may be made into a FCM Account pursuant to Oral Instructions. Transfers of funds from a FCM Account to the FCM with respect to which PFPC Trust holds such an account may only occur upon certification by the FCM to PFPC Trust that all conditions precedent to its right to give PFPC Trust such instructions have been satisfied.

                  (j) Purchases of Securities. PFPC Trust shall settle purchased securities upon receipt of Written Instructions that specify:

                           (i) the name of the issuer and the title of the securities, including CUSIP number if applicable;

                           (ii) the number of shares or the principal amount purchased and accrued interest, if any;

                           (iii)    the date of purchase and settlement;

                           (iv)     the purchase price per unit;

                           (v)      the total amount payable upon such purchase;

                           (vi) the name of the person from whom or the broker through whom the purchase was made; and

                           (vii) the Account to which such purchase applies. PFPC Trust shall upon receipt of securities purchased or otherwise in accordance with prevailing market practice pay out of the monies held in the Account to which the purchase applies the total amount payable to the person from whom or the broker through whom the purchase was made, provided that the same conforms to the total amount payable as set forth in such Written Instructions. Nothing in this Agreement shall require PFPC Trust to make any advance in order to settle purchased securities.

                  (k) Sales of Securities. PFPC Trust shall settle sold securities upon receipt of Written Instructions that specify:

                           (i) the name of the issuer and the title of the security, including CUSIP number if applicable;

                           (ii) the number of shares or principal amount sold, and accrued interest, if any;

                           (iii)    the date of trade, settlement and sale;

                           (iv)     the sale price per unit;

                           (v)      the total amount payable upon such sale;

                           (vi) the name of the broker through whom or the person to whom the sale was made; and

                           (vii) the Account to which the sale applies and the location to which the security must be delivered and delivery deadline, if any.

                                    PFPC Trust shall deliver the securities upon receipt of the total amount payable upon such sale or otherwise in accordance with prevailing market practice, provided that the total amount payable is the same as was set forth in the Written Instructions. Notwithstanding any provisions of this Agreement to the contrary, PFPC Trust may accept payment in such form as shall be satisfactory to it, and may deliver assets and arrange for payment in accordance with prevailing market practice.

                  (l)  Reports.

                           (i) PFPC Trust shall furnish each Fund the following reports:

                                    (A)  such periodic and special reports as
                                         the Fund may reasonably request;

                                    (B)  a monthly statement summarizing all
                                         transactions and entries for each of
                                         the Fund's Accounts, listing the
                                         portfolio
                                         securities maintained in such Accounts
                                         and stating the cash amount of such
                                         Accounts including disbursements;

                                    (C)  the reports to be furnished to the Fund
                                         pursuant to Rule 17f-4 (if the Fund is
                                         an investment company registered under
                                         the 1940 Act); and

                                    (D)  such other information as may be agreed
                                         upon from time to time between the Fund
                                         and PFPC Trust.

                           (ii) PFPC Trust shall transmit promptly to each Fund any proxy statement, proxy material, notice of a call or conversion or similar communication received by it as custodian of the Property maintained hereunder with respect to such Fund's Portfolios. PFPC Trust shall be under no other obligation to inform the Fund as to such actions or events. For clarification, upon termination of this Agreement with respect to such Fund PFPC Trust shall have no responsibility to transmit such information or to inform the Fund or any other person of such actions or events.

                  (m) Crediting of Accounts. With respect to registered United States domestic securities (i.e., securities having an industry CUSIP number), security purchase and sale transactions will be posted to the applicable Account on settlement date and dividends, interest payments and final principal redemptions will be credited to the applicable Account on payable date. With respect to foreign securities, security purchase and sale transactions will be posted to the applicable Account on settlement date to the extent that the sub-custodian and sub-sub-custodian maintaining such securities hereunder so post the transaction (and otherwise will be posted on the date such sub-custodian and sub-sub-custodian post the transaction) and dividends, interest payments and final principal redemptions will be credited to the applicable Account on payable date to the extent that the sub-custodian and sub-sub-custodian maintaining such securities hereunder so credit such amounts (and otherwise will be credited on the date such sub-custodian and sub-sub-custodian credit such amounts). With respect to transactions or payments not referenced in one of the two preceding sentences, such transactions or payments will be posted or credited to the applicable Account at the time determined by PFPC Trust in its reasonable discretion (but in no event later than the date on which such transaction or payment actually settles). No amount will be credited on payable date with respect to securities that are in default.

         If PFPC Trust credits an Account with respect to (a) income, dividends, distributions, coupons, option premiums, other payments or similar items on a contractual payment date or otherwise in advance of PFPC Trust's actual receipt of the amount due, (b) the proceeds of any sale or other disposition of assets on the contractual settlement date or otherwise in advance of PFPC Trust's actual receipt of the amount due or (c) provisional crediting of any amounts due, and (i) PFPC Trust is subsequently unable to collect full and final payment for the amounts so credited within a reasonable time period using reasonable efforts or PFPC Trust, acting in good faith, otherwise reasonably determines that full and final payment of the amounts so credited is unlikely or (ii) pursuant to standard industry practice, law or regulation PFPC Trust is required to repay to a third party such amounts so credited, PFPC Trust shall have the absolute right in its sole discretion upon notice to the applicable Fund to reverse any such credit or payment and to debit or deduct the amount of such credit or payment from the Account, and PFPC Trust shall also be entitled without the need for such notice to otherwise pursue recovery of any such amounts so credited from the applicable Fund. In addition, notwithstanding the foregoing sentence, if any Property has been incorrectly paid or credited, PFPC Trust shall have the absolute right in its sole discretion without demand or prior notice to reverse any such payment or credit, to debit or deduct the amount of any such payment or credit from the applicable Account, and to otherwise pursue recovery of any amounts so paid or credited from the applicable Fund; PFPC Trust will give prompt after-the-fact notice (i.e., such notice will be given within timeframes that comply with PFPC Trust's standard operating procedures) to the applicable Fund of the exercise of any such right of reversal, debit or deduction, which notice may be contained in periodic account statements made available to the applicable Fund. Each Fund, on behalf of each of its respective Portfolios, hereby grants a first priority contractual possessory security interest in and a right of setoff against the assets maintained in a particular Account hereunder in the amount necessary to secure the return and payment to PFPC Trust of any advance or credit made by PFPC Trust (including charges related thereto) with respect to such Account; PFPC Trust will give prompt after-the-fact notice (i.e., such notice will be given within timeframes that comply with PFPC Trust's standard operating procedures) to the applicable Fund of the exercise of any such right of setoff, which notice may be contained in periodic account statements made available to the applicable Fund. Notwithstanding any other provisions of this Agreement and without limiting any other rights of PFPC Trust under this Agreement, PFPC Trust may assign any rights regarding reversal, debit, deduction or setoff that it has under this
Section 14(m) to a sub-custodian or sub-sub-custodian; PFPC Trust will give notice to the applicable Fund of the exercise of any such assigned right of reversal, debit, deduction or setoff by a sub-custodian or sub-sub-custodian, to the same extent PFPC Trust would be required to give the applicable Fund notice under this Section 14(m) if PFPC Trust had itself exercised such right.

                  (n) Collections. Provided PFPC Trust has complied with its required standard of care with respect to a particular Portfolio under this Agreement, all collections of monies or other property (including share entitlements), in respect, or which are to become part of the Property of such Portfolio (but not the safekeeping thereof upon receipt by PFPC Trust) shall be at the sole risk of such Portfolio. If payment is not received by PFPC Trust within a reasonable time after proper demands have been made, PFPC Trust shall notify the applicable Fund in writing, including copies of all demand letters, any written responses, and memoranda of all telephonic demands and oral responses, and shall await instructions from the Fund. PFPC Trust shall not be obliged to take legal action for collection unless and until reasonably indemnified to its satisfaction. PFPC Trust shall also notify the applicable Fund as soon as reasonably practicable whenever income due on securities is not collected in due course. Provided PFPC Trust or the applicable sub-custodian or sub-sub-custodian has made reasonable efforts to collect monies or other property (including share entitlements) due with respect to assets that are not registered in the name of PFPC Trust, the Book-Entry System, a depository, a sub-custodian, a sub-sub-custodian, or a duly appointed nominee thereof, PFPC Trust shall have no responsibility with respect to any failure to collect monies or other property (including share entitlements) due with respect to such assets.

                  (o) PFPC Trust and/or sub-custodians and/or sub-sub-custodians may enter into or arrange foreign exchange transactions (at such rates as they may consider appropriate) in order to facilitate transactions under this Agreement, and such entities and/or their affiliates may receive reasonable and customary compensation in connection with such foreign exchange transactions. If a

Fund specifically instructs PFPC Trust to use a particular entity with respect to a foreign exchange transaction, PFPC Trust will not have any responsibility for that entity in relation to such foreign exchange transaction (even if such entity serves as a sub-custodian or sub-sub-custodian under this Agreement).

         15. Duration and Termination. This Agreement shall continue in full force and effect with respect to a particular Fund (or Portfolio thereof) unless terminated as hereinafter provided. With respect to a particular Fund (or Portfolio thereof) and PFPC Trust, this Agreement may be terminated by either of such Fund or PFPC Trust by an instrument in writing delivered, faxed or mailed, postage prepaid, to the other, such termination to take effect on the date stated therein, which date shall not be sooner than sixty (60) days after the date of such delivery or mailing. In the event this Agreement is terminated with respect to a particular Fund (or Portfolio thereof), pending appointment of a successor to PFPC Trust, PFPC Trust may deliver the assets of such Fund (or such Portfolio) that are maintained hereunder to a bank or trust company of PFPC Trust's choosing, having an aggregate capital, surplus and undivided profits, as shown by its last published report, of not less than twenty million dollars ($20,000,000), to be held under terms similar to those of this Agreement. PFPC Trust shall not be required to make any delivery or payment of the assets maintained hereunder with respect to a particular Fund (or Portfolio thereof) until full payment shall have been made by such Fund (or such Portfolio) to PFPC Trust of all of PFPC Trust's fees, compensation, costs and expenses relating to such Fund (or such Portfolio); PFPC Trust shall have a security interest in and shall have a right of setoff against such Fund's (or such Portfolio's) Property which is in PFPC Trust's possession (or in the possession of a sub-custodian or sub-sub-custodian) as security for the payment of PFPC Trust's fees, compensation, costs and expenses relating to such Fund (or such

Portfolio).

          16. Notices. Notice shall be addressed (a) if to PFPC Trust at PFPC Trust's address, 8800 Tinicum Boulevard, 3rd Floor, Philadelphia, Pennsylvania 19153, marked for the attention of the Mutual Fund Custody Department (or its successor); (b) if to a Fund, at the address of the Fund; or (c) if to neither a Fund or PFPC Trust, at such other address as shall have been notified to the sender of any such notice. If notice is sent by confirming facsimile sending device, it shall be deemed to have been given immediately. If notice is sent by first-class mail, it shall be deemed to have been given five days after it has been mailed. If notice is sent by messenger, it shall be deemed to have been given on the day it is delivered.

         17. Amendments. This Agreement, or any term hereof, may be changed or waived only by a written amendment, signed by the party against whom enforcement of such change or waiver is sought; provided that notwithstanding the foregoing, (i) Schedule B hereto may be amended as set forth in Section 1(a) of this Agreement, (ii) Schedule C hereto may be amended as set forth in Section 1(e) of this Agreement, and (iii) PFPC Trust may add entities and/or jurisdictions to Schedule D hereto from time to time upon written notice to the Funds and PFPC Trust may remove entities and/or jurisdictions from Schedule D hereto from time to time upon thirty(30) days prior written notice to the Funds. PFPC Trust agrees to consult in good faith with a Fund should the Fund wish to add additional entities and/or jurisdictions to Schedule D hereto, but nothing in this Agreement shall require PFPC Trust to add entities and/or jurisdictions to Schedule D hereto and there may from time to time be entities and/or jurisdictions that PFPC Trust determines it will not add to Schedule D hereto.

         18. Delegation. PFPC Trust may, with the prior written consent of a Fund, which consent may not be unreasonably withheld, assign its rights and delegate its duties with respect to such Fund hereunder to any wholly-owned direct or indirect subsidiary of PFPC Trust or of The PNC Financial Services Group, Inc., provided that (i) PFPC Trust provides the Fund a minimum of thirty (30) days in which to decide and to consent by written notice; (ii) if the Fund is an investment company registered under the 1940 Act, the delegate agrees with PFPC Trust to comply with all relevant provisions of this Agreement and the 1940 Act; and (iii) PFPC Trust and such delegate promptly provide such information as the Fund may request, and respond to such questions as the Fund may ask, relative to the delegation, including (without limitation) the capabilities of the delegate.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         20. Further Actions. Each party agrees to perform such further acts and execute such further documents as are necessary to effectuate the purposes hereof.

         21. Miscellaneous. As between each separate Fund and PFPC Trust, this Agreement embodies the entire agreement and understanding between such Fund and PFPC Trust and supersedes all prior agreements and understandings between such Fund and PFPC Trust relating to the subject matter hereof.

                  The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

         This Agreement shall be deemed to be a contract made in New York and governed by New York law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This

Agreement shall be binding and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         PFPC Trust shall retain title to and ownership of any and all data bases, computer programs, screen formats, report formats, interactive design techniques, derivative works, inventions, discoveries, patentable or copyrightable matters, concepts, expertise, patents, copyrights, trade secrets, and other related legal rights owned or licensed and utilized by PFPC Trust in connection with the services provided by PFPC Trust to any of the Funds.

         There are no oral or written representations, agreements or understandings between PFPC Trust and any Fund relating to the subject matter of this Agreement except as stated in this Agreement.

         PFPC Trust is entering into this Agreement with each of the Funds separately, and any duty, obligation or liability owed or incurred by PFPC Trust with respect to a particular Fund shall be owed or incurred solely with respect to that Fund, and shall not in any way create any duty, obligation or liability with respect to any other Fund. This Agreement shall be interpreted to carry out the intent of the parties hereto that PFPC Trust is entering into a separate arrangement with each separate Fund.

         The respective names Schwab Capital Trust, Schwab Investments, The Charles Schwab Family of Funds and Schwab Annuity Portfolios refers to each of such respective Funds and its Trustees, as Trustees but not individually or personally, acting under their respective Declarations of Trust dated May 6, 1993, October 26, 1990, May 9, 1995 and January 21, 1994. The obligations of any one of the aforementioned Funds entered into in the name of or on behalf of a Portfolio of such Fund by any of the Trustees, representatives or agents of such Fund are made not individually, but in such capacities. Such obligations are not binding upon any of the Trustees, shareholders or representatives of such Fund personally, but bind only the assets of such Fund belonging to such Portfolio for the enforcement of any claims against such Fund.

         Transactions entered into by a particular Portfolio of a Fund are considered independent transactions and shall in no way effect transactions entered into by any other Portfolio of such Fund. Any amount owed by a Fund with respect to any obligation arising out of this Agreement, as amended, shall be paid only out of the assets and property of the particular Portfolio that entered into such transaction.

         IN WITNESS WHEREOF, each of the respective parties hereto have caused this Agreement to be executed on the day and year first above written.

                                       PFPC TRUST COMPANY

                                       /s:/ Sam Sparhawk
                                       ------------------------
                                       By: Sam Sparhawk, IV
                                       Title: President

                                       SCHWAB CAPITAL TRUST

                                       /s:/ Tai-Chin Tung
                                       ------------------------
                                       By: Tai-Chin Tung
                                       Title: Treasurer and Principal
                                              Financial Officer

                                       SCHWAB INVESTMENTS

                                       /s:/ Tai-Chin Tung
                                       ------------------------
                                       By: Tai-Chin Tung
                                       Title: Treasurer and Principal
                                              Financial Officer

                                       THE CHARLES SCHWAB FAMILY OF FUNDS

                                       /s:/ Tai-Chin Tung
                                       ------------------------
                                       By: Tai-Chin Tung
                                       Title: Treasurer and Principal
                                              Financial Officer

                                       SCHWAB ANNUITY PORTFOLIOS

                                       /s:/ Tai-Chin Tung
                                       ------------------------
                                       By: Tai-Chin Tung
                                       Title: Treasurer and Principal
                                              Financial Officer

                                   SCHEDULE A

                              INVESTMENT PORTFOLIOS

Schwab Capital Trust
Schwab S&P 500 Fund
Schwab Core Equity Fund
Schwab Institutional Select S&P 500 Fund
Schwab Institutional Select Large-Cap Value Index Fund
Schwab Institutional Select Small-Cap Value Index Fund
Schwab Total Stock Market Index Fund
Schwab U.S. MarketMasters Fund *
Schwab Balanced MarketMasters Fund *
Schwab Small-Cap MarketMasters Fund *
Schwab International MarketMasters Fund *
Schwab Hedged Equity Fund

Schwab Investments
Schwab 1000
Schwab Short-Term Bond Market Fund
Schwab Total Bond Market Fund
Schwab California Short/Intermediate Tax-Free Bond Fund
Schwab California Long-Term Tax-Free Bond Fund
Schwab Short/Intermediate Tax-Free Bond Fund
Schwab Long-Term Tax-Free Bond Fund
Schwab YieldPlus Fund
Schwab GNMA Fund

The Charles Schwab Family of Funds
Schwab Money Market Fund
Schwab Value Advantage Money Fund
Schwab Institutional Advantage Money Fund
Schwab Retirement Money Fund
Schwab Government Money Fund
Schwab U.S. Treasury Money Fund
Schwab Municipal Money Fund
Schwab California Municipal Money Fund
Schwab New York Municipal Money Fund
Schwab Florida Municipal Money Fund
Schwab Government Cash Reserves Fund
Schwab Pennsylvania Municipal Money Fund
Schwab New Jersey Municipal Money Fund
Schwab Massachusetts Municipal Money Fund

Schwab Annuity Portfolios
Schwab Money Market Portfolio
Schwab S&P 500 Portfolio

                                   SCHEDULE B

                           AUTHORIZED PERSONS APPENDIX

Schwab Capital Trust

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

Schwab Investments

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

                                   SCHEDULE B

                           AUTHORIZED PERSONS APPENDIX

The Charles Schwab Family of Funds

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

Schwab Annuity Portfolios

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

________________________________

                                   SCHEDULE C

                                   David Fritz
                                Kathryn Schaffer
                                   John Riley
                                Catherine Lawless
                                Heather Haggerty
                                Maryann Marcello
                                  Dawn Gaffney
                                  Thomas Nejman

                                   SCHEDULE D

Sub-Sub-Custodian                                    Jurisdiction


                                     - 47 -